UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2024

DOUGLAS ELLIMAN INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41054			87-2176850
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.01 per share	DOUG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
Appointment of Director

On November 26, 2024, the Board of Directors (the “Board”) of Douglas Elliman Inc. (the “Company”) appointed Scott Vogel as a Class III director to the Board to fill an existing vacancy on the Board. Mr. Vogel will serve as a director until the 2027 Annual Meeting, and until his successor has been duly elected and qualified, subject to his earlier death, resignation, retirement, disqualification or removal.

Mr. Vogel is a senior investment professional with 25 years of experience and currently serves as the Managing Member at Vogel Partners LLC, a private investment and advisory firm specializing in independent board of director services, strategic and capital planning and corporate transformations within multiple industries. His professional experience includes investing in complex financial restructurings, liquidations and major litigation and process intensive situations. Mr. Vogel has led creditors’ committees and served as a director on numerous public and private boards of directors with an extensive track-record of driving value-added returns for all stakeholders through governance, incentive alignment, management evaluation and recruitment, finance, accounting, capital markets transactions and mergers and acquisitions. Mr. Vogel served as Managing Director at Davidson Kempner Capital Management investing in distressed debt securities from 2002 through July 2016. Previously, he worked at MFP Investors, investing in special situations and turnaround opportunities for the private investment firm of Michael F. Price and at Chase Securities in its investment banking group. Mr. Vogel has previously served on the following public company boards: Arch Coal, Inc., Alpha Metallurgical Resources, Avaya Holdings Corporation, Faraday Future Intelligent Electric Inc., Key Energy Services, CBL & Associates Properties Inc. and American Addiction Centers and is currently a member of the boards of directors of several private companies. Mr. Vogel is a member of the Olin Alumni Board of Washington University and a member of the Advisory Board of Grameen America. Mr. Vogel received an MBA from The Wharton School of the University of Pennsylvania and a B.S.B.A. from the Olin Business School of Washington University in St. Louis.

The Board determined that Mr. Vogel is independent under applicable New York Stock Exchange and Securities and Exchange Commission rules and regulations.

There are no arrangements or understandings between Mr. Vogel and any other person pursuant to which Mr. Vogel was appointed as a director of the Company. In addition, since the beginning of the Company’s last fiscal year, there are no family relationships between Mr. Vogel and any director or executive officer of the Company, and Mr. Vogel does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. Mr. Vogel is expected to participate in the Company’s standard non-employee director compensation arrangements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS ELLIMAN INC.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Date: November 26, 2024